FOR IMMEDIATE RELEASE	March 24, 2021

Jefferies Financial Group Announces First Quarter 2021 Financial Results

All-Time Record Quarterly Results at Jefferies Group

New York, New York — March 24, 2021 — Jefferies Financial Group Inc. (NYSE: JEF) today announced its financial results for the three months ended February 28, 2021. In addition, the Jefferies Board of Directors declared a quarterly cash dividend equal to $0.20 per Jefferies common share payable on May 28, 2021 to record holders of Jefferies common shares on May 17, 2021. We expect to file our Form 10-Q on or about April 8, 2021.

Highlights for the three months ended February 28, 2021:
•Jefferies Group LLC
◦Record quarterly net revenues of $2,129 million, up 82% over the prior year first quarter's then all-time record quarterly net revenues
◦Record pre-tax income of $671 million, up 185% over the prior year quarter and further demonstrating the operating leverage inherent in our business model
◦Record net earnings of $494 million, up 188% over the prior year quarter
◦Annualized return on tangible equity of 43.5%1, compared with 16.1%2 in the prior year quarter
◦Record quarterly Investment Banking net revenues of $1,033 million, up 79% over the prior year quarter, including record Equity Underwriting net revenues of $495 million, Advisory net revenues of $311 million and Debt Underwriting net revenues of $197 million
◦Record quarterly combined Capital Markets net revenues of $894 million, up 81% over the prior year quarter; record Equities net revenues of $531 million and Fixed Income net revenues of $363 million
◦Record quarterly Asset Management revenues (before allocated net interest3) of $180 million, up 454% over the prior year quarter, including $37 million in management and performance fees and similar revenues earned directly or through our strategic affiliates in the current year quarter; performance fees and similar revenues recorded in the first quarter of the current year are attributable to performance realized in respect of the twelve months ended December 31, 2020
◦Liquidity buffer of $8.1 billion of cash and unencumbered liquid collateral at February 28, 2021, which represented 16% of our total balance sheet
•Jefferies Financial Group
◦Net income attributable to common shareholders was $582 million, or $2.13 per diluted share, and annualized adjusted return on tangible equity was 33.3%4
◦Merchant Banking pre-tax income of $108 million, reflecting record quarterly results from Idaho Timber and mark-to-market increases in the value of several of our investments in public companies
◦We repurchased 5.0 million shares for $128 million, or an average price of $25.51 per share during the first quarter; over the last three years, Jefferies has repurchased 123 million shares for $2.6 billion in total, or an average price of $21.04 per share
◦Our Board of Directors has increased our share buyback authorization by $128 million back to a total of $250 million
◦At February 28, 2021, we had 247 million shares outstanding and 275 million shares were outstanding on a fully diluted basis5
◦Jefferies book value per share was $39.50 and tangible book value per fully diluted share6 was $29.20 at the end of the first quarter

◦Over the past three years, Jefferies has returned to shareholders $3.5 billion, or 34% of shareholders' equity and 45% of tangible shareholders' equity7 at the beginning of this effort. Our shareholders' equity today is $9.7 billion. Even with our significant return of capital to our shareholders, Jefferies tangible shareholders' equity7 today is $7.8 billion, which is the same level as three years ago

Rich Handler, our CEO, and Brian Friedman, our President, said:

"Jefferies Group's record results for the first quarter of 2021 reflect the continued momentum and market share gains we experienced throughout 2020, where the growth in our primary businesses can now be seen to have exceeded those of the broader industry. The investment and foundation to achieve this success was made over many years and is delivering as we had planned. Jefferies Group's annualized ROTE of 43.5%1 shows the operating leverage inherent within our core business, with a growing revenue base coupled with a prudently managed cost base. Our clients have rewarded us consistently by trusting Jefferies with an ever increasing portion of their business, as we have worked hard to become one of a handful of truly global leaders in Investment Banking and Capital Markets. Our people, culture, independence and integrated full service capabilities make us unique among our primary competitors and have helped drive our market share gains.

"Jefferies Financial Group's first quarter annualized adjusted ROTE of 33.3%4 reflects the strong results at Jefferies Group, but also solid results in our reduced Merchant Banking portfolio. As we said in our 2020 Shareholder Letter, we intend to complete the transformation of Jefferies into a pure financial services firm by smartly managing down our remaining Merchant Banking portfolio and we expect Jefferies Financial Group's consolidated ROTE to converge over time with that of Jefferies Group.

"We continue to focus relentlessly on meeting the needs of our clients across the globe, as well as investing in and growing our underlying core businesses and technologies, and supporting the health, safety and well-being of our nearly 4,000 global colleagues. Our Investment Banking backlog remains robust and diverse as our investment in this core business continues and our reach expands.

"During the quarter, our clients, employees and firm came together to proudly contribute $8.3 million to 129 amazing charities around our planet that promote diversity and inclusion, support COVID-19 relief efforts, help Texas relief and support, protect and sustain our environment and strive to help humanity in other meaningful ways.

"We are also pleased to announce that, for 2020, Jefferies energy consumption and greenhouse gas emissions from our global offices, data centers, aviation and vehicle fleet at Jefferies has achieved net zero carbon emissions. This is outlined in our most recent ESG Report, which is available on our website."

* * * *

Amounts herein pertaining to February 28, 2021 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission ("SEC"). More information on our results of operations for the three months ended February 28, 2021 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC.

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words "should," "expect," "intend," "may," "will," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC.

Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

For further information, please contact:

Teresa S. Gendron
Chief Financial Officer
Jefferies Financial Group Inc.
Tel. (212) 460-1932

Matt Larson
Chief Financial Officer
Jefferies Group LLC
Tel. (212) 284-2338

1
Return on tangible equity (a non-GAAP financial measure) equals our three months ended February 28, 2021 annualized net earnings attributable to Jefferies Group LLC divided by our tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) of $4,543 million at November 30, 2020. Tangible Jefferies Group LLC member's equity at November 30, 2020 equals Jefferies Group LLC member's equity of $6,349 million less goodwill and identifiable intangibles assets of $1,805 million.

2
Return on tangible equity (a non-GAAP financial measure) equals our three months ended February 29, 2020 annualized net earnings attributable to Jefferies Group LLC divided by our tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) of $4,311 million at November 30, 2019. Tangible Jefferies Group LLC member's equity at November 30, 2019 equals Jefferies Group LLC member's equity of $6,125 million less goodwill and identifiable intangibles assets of $1,814 million.

3
Allocated net interest represents the allocation of a ratable portion of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management reportable segment, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity, which allocation is consistent with Jefferies Group LLC's policy of allocating such items to all its business lines. Refer to Jefferies Group LLC's summary of Net Revenues by Source on page 7.

4	Adjusted return on tangible equity (a non-GAAP financial measure) is defined as Jefferies Financial Group's three months ended February 28, 2021 annualized adjusted net income divided by our adjusted tangible shareholders' equity at November 30, 2020. Refer to schedule on page 10 for reconciliation to U.S. GAAP amounts.
5
Shares outstanding on a fully diluted basis (a non-GAAP financial measure) is defined as Jefferies Financial Group's common shares outstanding plus restricted stock units, stock options, conversion of redeemable convertible preferred shares and other shares. Refer to schedule on page 11 for reconciliation to U.S. GAAP amounts.

6
Tangible book value per fully diluted share (a non-GAAP financial measure) is defined as adjusted tangible book value divided by shares outstanding on a fully diluted basis. Refer to schedule on page 11 for reconciliation to U.S. GAAP amounts.

7	Tangible shareholders' equity (a non-GAAP financial measure) is defined as Jefferies Financial Group shareholders' equity less Intangible assets, net and goodwill. Refer to schedule on page 11 for reconciliation to U.S. GAAP amounts.

Summary for Jefferies Financial Group Inc. and Subsidiaries
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended February 28, 2021	Three Months Ended February 29, 2020

Net revenues	$2,486,942	$1,386,328

Income before income taxes and loss related to associated companies	$811,353	$225,649
Loss related to associated companies	(10,568)	(67,855)
Income before income taxes	800,785	157,794
Income tax provision	218,236	45,773
Net income	582,549	112,021
Net loss attributable to the noncontrolling interests	743	2,129
Net loss attributable to the redeemable noncontrolling interests	769	282
Preferred stock dividends	(1,626)	(1,422)
Net income attributable to Jefferies Financial Group Inc. common shareholders	$582,435	$113,010

Basic earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Net income	$2.17	$0.37

Number of shares in calculation	266,386	302,406

Diluted earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Net income	$2.13	$0.37

Number of shares in calculation	272,881	308,280

A summary of results for the three months ended February 28, 2021 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,959,509	$226,734	$297,503	$590	$—	$2,606	$2,486,942

Expenses:
Compensation and benefits	1,106,212	22,785	28,012	15,534	—	—	1,172,543
Cost of sales (1)	66,574	9,842	95,559	—	—	—	171,975
Interest expense	—	—	6,465	—	13,902	—	20,367
Depreciation and amortization	20,684	479	16,740	864	—	—	38,767
Selling, general and other expenses	222,756	12,163	32,542	4,669	—	(193)	271,937
Total expenses	1,416,226	45,269	179,318	21,067	13,902	(193)	1,675,589
Income (loss) before income taxes and loss related to associated companies	543,283	181,465	118,185	(20,477)	(13,902)	2,799	811,353
Loss related to associated companies	—	—	(10,568)	—	—	—	(10,568)
Income (loss) before income taxes	$543,283	$181,465	$107,617	$(20,477)	$(13,902)	$2,799	800,785
Income tax provision							218,236
Net income							$582,549

A summary of results for the three months ended February 29, 2020 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,148,829	$20,329	$204,559	$9,792	$—	$2,819	$1,386,328

Expenses:
Compensation and benefits	620,924	22,221	17,190	9,858	—	—	670,193
Cost of sales (1)	52,874	6,307	72,443	—	—	—	131,624
Interest expense	—	—	8,773	—	12,781	—	21,554
Depreciation and amortization	19,116	625	18,841	888	—	—	39,470
Selling, general and other expenses	205,958	12,105	73,080	6,800	—	(105)	297,838
Total expenses	898,872	41,258	190,327	17,546	12,781	(105)	1,160,679
Income (loss) before income taxes and loss related to associated companies	249,957	(20,929)	14,232	(7,754)	(12,781)	2,924	225,649
Loss related to associated companies	—	—	(67,855)	—	—	—	(67,855)
Income (loss) before income taxes	$249,957	$(20,929)	$(53,623)	$(7,754)	$(12,781)	$2,924	157,794
Income tax provision							45,773
Net income							$112,021

(1)    Includes Floor brokerage and clearing fees.

The following financial tables provide information for the results of Jefferies Group LLC and should be read in conjunction with Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2020. Amounts herein pertaining to February 28, 2021 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended February 28, 2021.

Jefferies Group LLC and Subsidiaries
Consolidated Statements of Earnings
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	February 28, 2021	November 30, 2020	February 29, 2020
Revenues:
Commissions and other fees	$236,938	$196,143	$179,535
Principal transactions	791,219	467,163	371,902
Investment banking	1,003,662	906,164	592,002
Asset management fees and revenues	37,383	5,626	11,720
Interest	219,021	191,646	294,668
Other	60,588	43,652	29,729
Total revenues	2,348,811	1,810,394	1,479,556
Interest expense	219,445	201,424	308,860
Net revenues	2,129,366	1,608,970	1,170,696

Non-interest expenses:
Compensation and benefits	1,119,894	860,243	635,230

Non-compensation expenses:
Floor brokerage and clearing fees	76,580	65,189	60,580
Technology and communications	104,341	99,417	89,184
Occupancy and equipment rental	27,990	28,229	27,503
Business development	17,981	21,650	29,957
Professional services	44,288	52,056	44,665
Underwriting costs	36,136	36,551	17,529
Other	30,986	39,828	30,670
Total non-compensation expenses	338,302	342,920	300,088
Total non-interest expenses	1,458,196	1,203,163	935,318
Earnings before income taxes	671,170	405,807	235,378
Income tax expense	177,305	98,893	64,013
Net earnings	493,865	306,914	171,365
Net loss attributable to noncontrolling interests	(203)	(200)	(2,024)
Net earnings attributable to Jefferies Group LLC	$494,068	$307,114	$173,389

Pre-tax operating margin	31.5%	25.2%	20.1%
Effective tax rate	26.4%	24.4%	27.2%

Jefferies Group LLC and Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	February 28, 2021	November 30, 2020	February 29, 2020
Net Revenues by Source:

Advisory	$311,439	$356,823	$343,158

Equity underwriting	494,806	340,561	131,692
Debt underwriting	197,417	208,780	117,152
Total underwriting	692,223	549,341	248,844
Other investment banking	29,825	9,446	(14,529)
Total investment banking	1,033,487	915,610	577,473

Equities	531,016	327,314	245,641
Fixed income	363,359	263,119	248,182
Total capital markets	894,375	590,433	493,823

Other	31,647	31,319	77,533

Total Investment Banking and Capital Markets (1) (2)	1,959,509	1,537,362	1,148,829

Asset management fees and revenues	37,383	5,626	11,720
Investment return (3) (4)	142,873	77,790	20,839
Allocated net interest (3) (5)	(10,399)	(11,808)	(10,692)
Total Asset Management	169,857	71,608	21,867

Net Revenues	$2,129,366	$1,608,970	$1,170,696

Other Data:
Number of trading days	60	63	61
Number of trading loss days	9	3	4

Average firmwide VaR (in millions) (6)	$16.02	$14.92	$7.39

(1)	Includes net interest revenues of $12.2 million, $6.9 million and $2.9 million for the quarters ended February 28, 2021, November 30, 2020 and February 29, 2020, respectively.
(2)	Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
(3)	Net revenues attributed to the Investment return in Jefferies Group LLC Asset Management have been disaggregated to separately present Investment return and Allocated net interest (see footnote 5 below). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC's credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
(4)	Includes net interest expense of $2.3 million, $4.9 million and $6.4 million for the quarters ended February 28, 2021, November 30, 2020 and February 29, 2020, respectively.
(5)	Allocated net interest represents the allocation of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity (refer to page 8).
(6)	VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2020.

Jefferies Group LLC and Subsidiaries
Financial Highlights
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	February 28, 2021	November 30, 2020	February 29, 2020
Financial position:
Total assets (1)	$51,386	$47,752	$46,203
Average total assets for the period (1)	$59,774	$56,503	$55,333
Average total assets less goodwill and intangible assets for the period (1)	$57,967	$54,807	$53,518

Cash and cash equivalents (1)	$6,707	$7,112	$4,901
Cash and cash equivalents and other sources of liquidity (1) (2)	$8,114	$8,605	$6,371
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	15.8%	18.0%	13.8%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	16.4%	18.7%	14.4%

Financial instruments owned (1)	$18,571	$17,686	$17,897
Goodwill and intangible assets (1)	$1,807	$1,805	$1,810

Total equity (including noncontrolling interests) (1)	$6,556	$6,366	$6,332
Total Jefferies Group LLC member's equity (1)	$6,540	$6,349	$6,313
Tangible Jefferies Group LLC member's equity (1) (3)	$4,733	$4,543	$4,503

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4)	$365	$379	$346
Level 3 financial instruments owned - % total assets (1) (4)	0.7%	0.8%	0.7%
Level 3 financial instruments owned - % total financial instruments (1) (4)	2.0%	2.1%	1.9%
Level 3 financial instruments owned - % tangible Jefferies Group LLC member's equity (1) (4)	7.7%	8.3%	7.7%

Other data and financial ratios:
Total long-term capital (1) (5)	$13,237	$13,022	$12,706
Leverage ratio (1) (6)	7.8	7.5	7.3
Tangible gross leverage ratio (1) (7)	10.5	10.1	9.9

Number of trading days	60	63	61
Number of trading loss days	9	3	4
Average firmwide VaR (8)	$16.02	$14.92	$7.39

Number of employees, at period end	3,984	3,922	3,822

Jefferies Group LLC and Subsidiaries
Financial Highlights - Footnotes

(1)
Amounts pertaining to February 28, 2021 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended February 28, 2021.

(2)
At February 28, 2021, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $991 million, in aggregate, and $416 million, being the estimated amount of additional secured financing that could be reasonably expected to be obtained from Jefferies Group LLC's financial instruments that are currently not pledged after considering reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at November 30, 2020 were $1,180 million and $313 million, respectively, and at February 29, 2020, were $638 million and $832 million, respectively.

(3)	Tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) represents total Jefferies Group LLC member's equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.

(4)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)
At February 28, 2021, November 30, 2020 and February 29, 2020, total long-term capital includes Jefferies Group LLC's long-term debt of $6,681 million, $6,656 million and $6,374 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by amounts outstanding under the revolving credit facility, amounts from secured term loans and the amount of debt maturing in less than one year, as applicable.

(6)	Leverage ratio equals total assets divided by total equity.

(7)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member's equity. The tangible gross leverage ratio is used by rating agencies in assessing Jefferies Group LLC's leverage ratio.

(8)	VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2020.

Jefferies Financial Group Inc.
Non-GAAP Reconciliation

The following tables reconcile Jefferies Financial Group non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

Jefferies Financial Group Adjusted Return on Tangible Equity Reconciliation

The table below reconciles our Net income attributable to Jefferies Financial Group to adjusted net income and our Shareholders' equity to adjusted tangible shareholders' equity (in thousands):

Three Months Ended February 28, 2021

Net income attributable to Jefferies Financial Group common shareholders (GAAP)	$582,435
Intangible amortization expense, net of tax	2,604
Adjusted net income (non-GAAP)	$585,039
Annualized adjusted net income (non-GAAP)	$2,340,156

November 30, 2020

Shareholders' equity (GAAP)	$9,403,893
Less: Intangible assets, net and goodwill	(1,913,467)
Less: Deferred tax asset	(393,687)
Less: Weighted average year-to-date impact of 2021 cash dividends and share repurchases	(68,714)
Adjusted tangible shareholders' equity (non-GAAP)	$7,028,025

Adjusted return on tangible equity	33.3%

Jefferies Financial Group Book Value and Shares Outstanding GAAP Reconciliation

The table below reconciles our book value (shareholders' equity) to adjusted tangible book value and our common shares outstanding to fully diluted shares outstanding (in thousands, except per share amounts):

February 28, 2021

Book value (GAAP)	$9,745,862
Redeemable convertible preferred shares converted to common shares (1)	125,000
Stock options (2)	65,462
Intangible assets, net and goodwill	(1,914,322)
Adjusted tangible book value (non-GAAP)	$8,022,002

Common shares outstanding (GAAP)	246,703
Restricted stock units ("RSUs")	19,712
Redeemable convertible preferred shares converted to common shares (1)	4,441
Stock options (2)	2,791
Other	1,104
Fully diluted shares outstanding (non-GAAP) (3)	274,751

Book value per share outstanding	$39.50
Tangible book value per fully diluted share outstanding	$29.20

(1) Redeemable convertible preferred shares added to book value and fully diluted shares assume that the redeemable convertible preferred shares are converted to common shares.
(2) Stock options added to book value are equal to the total number of stock options outstanding as of February 28, 2021 of 2,791,000 multiplied by the weighted average exercise price of $23.45 on February 28, 2021. Stock options added to fully diluted shares are equal to the total stock options outstanding on February 28, 2021.
(3) Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans. Fully diluted shares outstanding also include all stock options and the additional common shares if our redeemable convertible preferred shares were converted to common shares.

Jefferies Financial Group Shareholders' Equity GAAP Reconciliation

The table below reconciles our shareholders' equity to tangible shareholders' equity (in thousands):

	February 28, 2021	March 31, 2018

Shareholders' equity (GAAP)	$9,745,862	$10,259,080
Intangible assets, net and goodwill	(1,914,322)	(2,450,957)
Tangible shareholders' equity (non-GAAP)	$7,831,540	$7,808,123